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                                                                   EXHIBIT 10.5

              NATIONAL CITY CORPORATION/NATIONAL PROCESSING COMPANY

                               SERVICES AGREEMENT


         This Agreement by and between National City Corporation, a Delaware corporation (hereinafter, "National City") and National Processing Company, a Kentucky corporation (hereinafter, "NPC") is entered into this 15th day of July, 1996 (the "Agreement").

         WHEREAS, National City is a Corporation located in Ohio; and

         WHEREAS, NPC is a wholly owned subsidiary of National Processing, Inc. located in Kentucky and National City is the majority shareholder of National Processing, Inc.; and

         WHEREAS, NPC is considering an initial public offering of common shares; and

         WHEREAS, National City desires to provide to NPC and NPC desires to receive from National City certain support services as described hereunder;

         NOW THEREFORE, in consideration of the above premises and mutual promises and undertaking of the parties set forth below, the parties, intending to be legally bound, do hereby agree as follows:

I.       DESCRIPTION OF SERVICES
         -----------------------

         National City agrees to provide and NPC agrees to accept, in accordance with the terms and conditions stated herein, those services and products as set forth in the Schedules (the "Schedules"), attached hereto and incorporated herein (the "Services").

         The Services include, but are not limited to, Human Resources, Internal Audit, Legal and Tax Services. National City will use good faith efforts to provide the Services in a good, workmanlike and professional manner.

         From time to time, National City may provide and NPC accept, additional or New Services ("New Services"). Fees that NPC shall pay National City for New Services shall be determined in accordance to Section III of the Agreement and shall be governed by and made a part hereto of the Agreement.

II.      TERM
         ----

         National City shall provide Services to NPC hereunder at NPC's request for a period of one year from the date hereof. Thereafter, on the anniversary of this Agreement, NPC may renew this Agreement for an additional one year term ("Additional Term") at its option provided, however, that National City may exercise its right to increase prices during an Additional Term pursuant to the provisions of Section III hereunder.


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III.     FEES
         ----

        National City shall charge NPC for the Services as set forth on Schedules A through D and for New Services based on mutually agreeable, market competitive pricing. NPC shall pay fees to National City in accordance with the attached Schedules on a quarterly basis, in arrears, commencing on September 30, 1996, and at the end of each subsequent fiscal quarter for as long as the Agreement shall be effective (hereinafter, "Fees"). Payment not made within 30 days of the invoice date will have interest assessed at the annualized rate of 15% of the unpaid amount.

IV.      EXPENSES
         --------

         In addition to Fees paid by NPC pursuant to the attached Schedules, NPC shall reimburse National City promptly following submission of an invoice for reasonable expenses and out-of-pocket costs as set forth in this Section IV (hereinafter, "Expenses").

         (a) Travel Expenses associated with commercial airlines and automobile rentals incurred by National City and its staff in connection with the rendering of Services;

         (b) Lodging and Meal Expenses incurred by National City and its staff in connection with the rendering of Services;

         (c) Clerical Expenses incurred by National City and its staff in connection with the rendering of Services;

         (d) Other miscellaneous, direct Expenses not enumerated above as may be reasonably required to render Services provided, however, that such Expenses as described in this clause in no event shall exceed $2,000 per month without National City obtaining prior approval from NPC.

V.       TERMINATION
         -----------

        This Agreement may be terminated in whole or in part at any time by either party upon ninety (90) days written notice.

VI.      INDEMNITY
         ---------

         NPC agrees to indemnify and hold National City harmless against claims and liabilities which may arise in connection with providing of Services by National City hereunder except in the case of gross negligence by or willful misconduct of National City.







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VII.     MISCELLANEOUS
         -------------

         (a) APPLICABLE LAW This Agreement shall be construed in accordance with the laws of the State of Ohio.

         (b) ENTIRE AGREEMENT This Agreement represents the entire understanding between the parties with respect to the matters contained herein and, except as otherwise provided herein, may be amended only by an instrument in writing signed by the parties hereto. There are no representations or warranties, expressed or implied, other than those contained herein.

         (c) WAIVERS No delay or omission by either party hereto to exercise any right or power under this Agreement shall impair such right or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other party or of any breach thereof shall not be construed to be waiver of any succeeding breach thereof or of any other covenant contained in this Agreement.

         (d) NOTICE Any notice required or permitted hereunder shall be in writing and may be given by personal service, by certified or registered mail, return receipt requested, postage prepaid, or by overnight delivery by a nationally recognized courier to the addresses of the parties as they appear below or as changed through written notice to the other party. Delivery shall be deemed to have occurred upon receipt by the party to whom the notice is addressed.

         To National Processing Company
         ------------------------------

                  National Processing Company
                  1231 Durrett Lane
                  Louisville, Kentucky  40285-0001
                  Attn:  Richard Alston

         To National City:
         -----------------

                  National City Corporation
                  1900 East Ninth Street
                  Cleveland, Ohio  44114-3484
                  Attn:  Armando Ramirez

         (e) ASSIGNMENT No party may assign or transfer this Agreement without the prior written consent of the other party, which consent shall not be withheld, conditioned or delayed unreasonably. Notwithstanding the foregoing sentence, no consent shall be required for any assignment or transfer by
                  NPC: (1) to any present or future wholly-owned subsidiary, affiliate or parent of NPC or (2) to


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                  any successor in interest of the entire business of NPC as a result of merger, consolidation, purchase, assignment, or operation of law; and any such assignment or transfer shall not be deemed an assignment or transfer for purposes of voiding this Agreement.

         (f) BINDING EFFECT This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

         (g) VALIDITY In the event that any of the terms of this Agreement are in conflict with any rule of law, statutory provisions or policy, or otherwise unenforceable under the laws or regulations of any applicable jurisdiction within the United States of America, or any governmental subdivision or agency thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force and effect.

         (h) COUNTERPARTS This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

         (i) Nothing contained in this Agreement shall be deemed as construed by the parties hereto or by any third party to create the relationship of, principal and agent or of partnership or of joint venture between the parties hereto.

         (j) AUTHORITY OF PARTIES Each party hereto warrants that it is authorized to enter into this Agreement, that the person signing on its behalf is duly authorized to execute this Agreement, and that no other signatures are necessary.

NATIONAL CITY CORPORATION           NATIONAL PROCESSING COMPANY

By:  /s/ Armando Ramirez            By:  /s/ Richard Alston
     --------------------------          -----------------------------
Name:  Armando Ramirez              Name:  Richard Alston
       ------------------------            ---------------------------
Title:  Senior Vice President       Title:   Executive Vice President
        -----------------------              -------------------------

Attachments



lewis\dpl60001.agt



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